Exhibit 31.4
CERTIFICATION
I, Vanessa Gomez LaGatta, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K of Quicksilver Resources Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015

/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer
(Principal Financial Officer)